EXHIBIT 99.1.G

                         EBANK FINANCIAL SERVICES, INC.



                                     ANNEX G
                                     -------

                                       TO

                           PRIVATE OFFERING MEMORANDUM
                                       FOR
       EXCHANGE OFFER FOR SERIES A PREFERRED SHARES AND ORIGINAL WARRANTS


                 CURRENT REPORT ON FORM 8-K DATED APRIL 23, 2003
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================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 23, 2003

                         EBANK FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


           GEORGIA                  000-24043                58-2349097
(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)            File Number)         Identification No.)

                        2410 Paces Ferry Road, Suite 190
                              Atlanta Georgia 30339
                              (Address of Principal
                               Executive Offices)


                                 (770) 863-9225
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1 Press release dated April 23, 2003.

Item 9.  Regulation FD Disclosure.

     On April 23, 2003, ebank Financial Services, Inc. (the "Company") issued the press release attached hereto as exhibit 99.1 and incorporated herein by reference describing its results for the first quarter ended March 31, 2003. For additional information, please see the press release.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          EBANK FINANCIAL SERVICES, INC.



Date: April 23, 2003                      By:   /s/ James L. Box
                                             -----------------------------
                                             James L. Box
                                             Chief Executive Officer

                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Contact Information:

Wayne W. Byers
(770) 805-6873
wbyers@ebank.com
----------------

                         EBANK FINANCIAL SERVICES, INC.
                         REPORTS FIRST QUARTER EARNINGS

     ATLANTA, GA, April 23, 2003 - ebank Financial Services, Inc. (OTC BB:
EBDC), the parent company of ebank, today announced net income for the first quarter of 2003 of $313,951, including net income of $195,102 or $.11 per common share available to common shareholders after taking into account $118,849 in cumulative dividends on its Series A preferred stock. Net income for the first quarter included $445,972 of income generated by the bank's Maryland loan production office, which was closed on November 30, 2002, and also included $35,925 of income generated by ebank's other operations, offset by loan loss provision expense of $103,000 and other administrative expenses (principally professional fees) of $64,946 incurred at the parent company. All loans generated by the Maryland operation were sold to investors during the first quarter of 2003 and we will not realize any additional income from this operation.

     Commenting on the quarter's results, James L. Box, President and CEO, stated, "Overall, we are pleased with the progress that we continue to make toward our goal of achieving profitable operations for the company. We will continue to operate as a community bank in our local market, offering traditional banking products while emphasizing superior customer service. This is a conservative, but proven business model, and we believe it will be highly effective for us in the growing Atlanta market. While we were advised to close the Maryland loan production office by the OTS, our primary regulator, that operation is an example of the business opportunities we will continue to seek out for expansion of the company's business when we believe that they will enhance the company's overall performance and value."

     Based in Atlanta, GA, ebank Financial Services, Inc., formerly known as ebank.com, Inc., is a unitary thrift holding company that serves the financial needs of both retail and small business customers nationwide through its Atlanta-based banking center and the Internet. The Company's subsidiary thrift, ebank, provides a broad array of financial products and services to its small business and retail customers, including checking accounts, money markets, CDs, ATM cards, equipment leasing, home loans, commercial loans, credit cards and bill payment services. For more information, visit www.ebank.com.
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Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that involve risks and uncertainties, including changes in economic conditions, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans and competition. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims however, any intent or obligation to update these forward-looking statements.